Exhibit 99.1

Adicet Bio, Inc. Announces Proposed Public Offering of Common Stock and Concurrent Private Placement

MENLO PARK, Calif. and BOSTON, February 09, 2021 (GLOBE NEWSWIRE) – Adicet Bio, Inc. (“Adicet”) (Nasdaq: ACET), a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases, today announced that it has commenced an underwritten public offering of its common stock. Adicet also intends to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the number of shares sold at the public offering price, less underwriting discounts and commissions. All of the shares in the proposed offering are to be sold by Adicet.

In connection with the proposed offering, Adicet intends to enter into a stock purchase agreement with certain existing investors for $15.0 million of shares of its common stock at a price per share equal to the public offering price, with an initial closing for certain investors to be held simultaneous with the closing of the proposed offering and a subsequent closing for certain additional investors.

The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The consummation of the private placement will be contingent upon the closing of the proposed offering.

Guggenheim Securities is acting as book-running manager for the proposed offering.

The shares are being offered by Adicet pursuant to a shelf registration statement that was previously filed with, and subsequently declared effective on February 12, 2019 by, the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offered securities may be obtained, when available, from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Adicet

Adicet Bio, Inc. is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like antibodies to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients.

Forward-Looking Statements

This press release contains “forward-looking statements” of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements related to the anticipated public offering of shares. These forward-looking statements include, but are not limited to, those relating to Adicet expectations regarding the completion, timing and size of the public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares, and the completion and timing of the private placement. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K filed on March 12, 2020 and our period reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the proposed public offering to be filed with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contact

Anne Bowdidge

abowdidge@adicetbio.com

Source: Adicet Bio, Inc.